Exhibit 10.1

WILLIAM LYON HOMES

2005 SENIOR EXECUTIVE BONUS PLAN

BONUS PLAN PARTICIPANT	% DEFERRED	DEFERRAL CRITERIA	PAYMENT CRITERIA	DESCRIPTION	PAY DATE
CEO AND COO	25%	75% paid Year 1 25% paid Year 2 forfeited if terminated – except retirement, disability or death	3% of WLS pre-tax, pre-bonus income each	Based on: • Management Level • Position Impact w/ WLS • Competitive Pay Levels • Short-Term Compensation Target for the Position • Current Salary • Individual Performance	After year-end Audit
DIVISION PRESIDENTS	25%	75% paid Year 1 25% paid Year 2 forfeited if terminated – except retirement, disability or death	3% of Division’s pre-tax, pre-bonus Income after Corporate allocation minimum payment equal to 100% of annual salary	Based on: • Management Level • Position Impact w/ WLS • Competitive Pay Levels • Short-Term Compensation Target for the Position • Current Salary • Individual Performance	After year-end Audit

Note:

•	Plan requires the employee to be actively employed on the date bonus checks are distributed to qualify for payment except in event of death, disability or retirement.

•	WLS represents William Lyon Homes stock symbol.

•	Awards to be administered (including no discretion to increase) in order to comply with Section 162(m), if applicable.